EXHIBIT 99.2


                                      CONTACT: Nancy W. Ford
                                                (404) 676-2817



                       THE COCA-COLA COMPANY ANNOUNCES
                EXPECTATIONS FOR FOURTH-QUARTER WORLDWIDE
                          VOLUME AND EPS TRENDS


          Worldwide economic uncertainty and volatility continue to impact the Company's volume and earnings during the quarter.

          Fourth-quarter worldwide unit case sales are expected to increase 2 to 4 percent on a comparable days basis, following 10 percent growth in the fourth quarter of 1997.

          Fully diluted earnings per share for the fourth quarter are expected to be approximately $0.24 - $0.25.


ATLANTA, December 11, 1998 -- The Coca-Cola Company announced today that it expects fourth-quarter worldwide unit case volume to be down slightly on a reported basis and to increase 2 to 4 percent on a comparable days basis. This expected increase is on top of a very strong 10 percent growth in worldwide unit case volume in the fourth quarter of 1997.

(As previously announced, the fourth quarter of 1998 contains fewer shipping days than the same quarter a year ago. This has no impact on full year results, as additional shipping days were included in the first quarter of this year.)

 "The fundamental strengths of our business model and our long-term opportunities and strategic approach remain intact throughout the world," said M. Douglas Ivester, chairman, Board of Directors, and chief executive officer. "However, during the fourth quarter, we have seen a pattern of volatility in many markets that has resulted from continued economic and political uncertainty."

"The results for the fourth quarter of 1998 do not change the underlying opportunity that is before this global company. We will continue taking a disciplined approach to managing through the current economic environment, with a focus on creating value for our share owners over time. This is a Company that knows how to keep growing and to take advantage of opportunities that are ahead of us. In fact, in our 113-year history, there is scarcely a time or place where we haven't weathered economic storms and emerged in a better position than before."

As a result of the continued economic uncertainties, as well as the impact of fewer shipping days in the fourth quarter, the Company currently expects that fully diluted EPS in the fourth quarter of 1998 will be $0.24 to $0.25.

Commenting on the Company's expected financial performance, James E. Chestnut, senior vice president and chief financial officer, said, "Throughout the quarter, volumes have continued growing at strong rates in many markets throughout the world. But, in several key markets that have been impacted by economic uncertainty and volatility, along with structural changes within the Coca-Cola system, volume and financial contributions have been weaker than anticipated, affecting operating income and leading to equity losses in some cases. In addition, currency has continued to have a negative impact on the Company's results with an approximate negative 10 percent impact on both the fourth quarter and the full year."

Detailed below is a summary of expected results for the fourth quarter:

------------------------------------------------------------------------
      IMPACTED MARKETS                     OTHER MARKETS
------------------------------------------------------------------------
Markets impacted by economic       Remaining markets which
uncertainty and volatility         are not impacted by economic
including Brazil, Germany,         uncertainty and volatility
Japan, Russia, SE Asia,
Venezuela and Colombia
------------------------------------------------------------------------
VOLUME EXPECTATIONS:               VOLUME EXPECTATIONS:
Comparable days: Down mid          Comparable days: Up mid
single digit                       single digit

Reported basis: Down low           Reported basis: Up low single digit
double digit
------------------------------------------------------------------------
FINANCIAL IMPLICATIONS:            FINANCIAL IMPLICATIONS:
- Weaker operating income
- Lower equity income and          - Solid financial results on a
  in some cases, equity losses       local currency basis
- Continued negative impact        - Continued negative impact
  of currency                        of currency
------------------------------------------------------------------------


This news release contains forward-looking statements concerning long term volume and EPS objectives and should be read in conjunction with cautionary statements contained in Exhibit 99.1 in the Company's most recent Form 10-K.



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